EXHIBIT 4.1

SECOND AMENDMENT TO THE
SECOND AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT

This SECOND AMENDMENT TO THE SECOND AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT, dated as of  May 19, 2004 (this “Amendment”) is made among World Financial Network National Bank (“WFN”), as Servicer; WFN Credit Company, LLC (“WFN Credit”), as Transferor; and BNY Midwest Trust Company (“BNY Midwest”), as Trustee of World Financial Network Credit Card Master Trust (the “Issuer”), to the Second Amended and Restated Pooling and Servicing Agreement, dated as of August 1, 2001, among WFN, as Servicer, WFN Credit, as Transferor and BNY Midwest, as Trustee (as amended by the Omnibus Amendment, dated as of March 31, 2003, among the Bank, WFN Credit, the Issuer and BNY Midwest and as further amended from time to time, the “Pooling Agreement”).  Capitalized terms used and not otherwise defined in this Amendment are used as defined in the Pooling Agreement.

WHEREAS, the parties hereto desire to amend the Pooling Agreement as set forth below;

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1.  Amendment to Pooling Agreement.  Section 2.9 of the Pooling Agreement is hereby amended by deleting Section 2.9(a)(vii) and substituting the following therefor:

“(vii) in the case of any removal pursuant to Section 2.9(b), Transferor shall concurrently with such removal make a deposit into the Collection Account in immediately available funds in an amount equal to the aggregate outstanding balance of Principal Receivables in the Accounts being removed, minus the amount of any deposit into the Excess Funding Account made pursuant to Sections 2.9(b) and 2.5(b) in connection with such removal; and”.

2.  Binding Effect; Ratification. (a)  This Amendment shall become effective, as of the date first set forth above, when counterparts hereof shall have been executed and delivered by the parties hereto, and thereafter shall be binding on the parties hereto and their respective successors and assigns.

(b)  On and after the execution and delivery hereof, this Amendment shall be a part of the Pooling Agreement and each reference in the Pooling Agreement to “this Agreement” or “hereof,” “hereunder” or words of like import, and each reference in any other Transaction Document to the Pooling Agreement shall mean and be a reference to the Pooling Agreement as amended hereby.

(c)  Except as expressly amended hereby, the Pooling Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

3.  Miscellaneous. (a)  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK,

WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS. EACH OF THE PARTIES TO THIS AMENDMENT HEREBY AGREES TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENTS THEREOF. EACH OF THE PARTIES HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

(b)           Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment.

(c)           This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

WORLD FINANCIAL NETWORK NATIONAL
BANK, as Servicer

By:	/s/ Robert P. Armiak
Name: Robert P. Armiak
Title: Senior Vice President and Treasurer

WFN CREDIT COMPANY, LLC, as Transferor

By:	/s/ Robert P. Armiak
Name: Robert P. Armiak
Title: Senior Vice President and Treasurer

BNY MIDWEST TRUST COMPANY, as Trustee

By:	/s/ David H. Hill
Name: David H. Hill
Title: Assistant Vice President

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